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                                                                    EXHIBIT 10.2

                              LASERTECHNICS, INC.

                      REGULATION D SUBSCRIPTION AGREEMENT

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

     THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES REVIEWED OR DETERMINED THE ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SUBSCRIBERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT D.

     SEE ADDITIONAL LEGENDS AT SECTION 9.


          THIS SUBSCRIPTION AGREEMENT ("Agreement") is made as of the 29th day of July, 1996, by and between of Lasertechnics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and the Subscriber executing this Agreement ("Subscriber").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

     This Regulation D Securities Subscription Agreement (the "Agreement") is executed by the undersigned (the "Subscriber") in connection with the offer and purchase by the undersigned of Series D Preferred Stock, $.01 par value (the "Preferred Stock"), of Lasertechnics, Inc., a Delaware corporation (the "Company"). The Preferred Stock is being offered at a purchase price of Ten Thousand Dollars ($10,000), U.S., per share, in minimum subscription amounts of at least ten (10) shares ($100,000), and increments of one (1) share ($10,000) in excess thereof, with a minimum aggregate offering amount of Five Hundred
(500) shares of Preferred Stock, or Five Million Dollars ($5,000,000) (the "Minimum Amount"), and up to a maximum aggregate amount of Eight Hundred Fifty
(850) shares of Preferred Stock, or Eight Million Dollars ($8,500,000) (the "Maximum Amount") (collectively, the "Offering"). The terms of the Preferred Stock, including the terms on which the Preferred Stock may be converted into common stock, $.01 par value, of the Company (the "Common Stock"), are set forth in the Certificate of Designation of Series D Preferred Stock (the "Certificate of Designation"), substantially in the form attached hereto as Exhibit A. The solicitation of this Subscription and, if accepted by the Company, the offer and sale of the Preferred Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended ("the Act"). The Preferred Stock and the Common Stock issuable upon conversion thereof (the "Conversion Shares") are sometimes referred to herein collectively as the "Securities."

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     It is agreed as follows:

     1.   Offering

          1.1  Offer to Subscribe; Purchase Price and Closing; and Placement
Fees.

Subject to satisfaction of the conditions to closing set forth in Section 1.2 below, the Subscriber hereby offers to subscribe for and purchase Preferred Stock, for the aggregate purchase price in the amount set forth in Section 10 of this Agreement, in accordance with the terms and conditions of this Agreement. Assuming that the Minimum Amount and corresponding subscription agreements accepted by the Company are received into the Company's designated escrow account for this Offering (the "Escrow Account"), the closing of a sale and purchase of Preferred Stock as to each Subscriber (the "Closing") shall be deemed to occur when this Agreement has been executed by both the Subscriber and the Company and full payment shall have been made by the Subscriber, by wire transfer to the Company's designated escrow account as set forth in Section 7.1(a) for payment in consideration for the Company's delivery of certificates representing the Preferred Stock subscribed for.

The parties hereto acknowledge that Swartz Investments, LLC is acting as placement agent ("Placement Agent") for this Offering and will be compensated by the Company in cash and warrants to purchase Common Stock of the Company. Placement Agent has acted solely as placement agent in connection with the Offering by the Company of the Preferred Stock pursuant to this Agreement. The information and data contained in the Disclosure Documents (as defined in Section 4.2) have not been subjected to independent verification by Placement Agent, and no representation or warranty is made by Placement Agent as to the accuracy or completeness of the information contained in the Disclosure Documents.

The Company and each of the Subscribers acknowledge that the Matthew Fund, N.V. (the "Fund"), which is managed by affiliates of the Placement Agent, may subscribe for securities in the Offering. The parties acknowledge that neither the Placement Agent nor any of its affiliates shall be under any obligation to advise the Company or the Subscribers of the activities of the Fund with respect to such securities following the consummation of the Offering. Such acknowledgment shall not act as a waiver of any obligation required by law or written agreement of which the Fund is a party. It is understood that the Fund will act independently of the Placement Agent and may take action with respect to such investment which may be inconsistent or contrary to any action or interest of the Placement Agent, the Company or any of the Subscribers.

          1.2 Conditions to Subscriber's Obligations. The Subscriber's obligations hereunder are conditioned upon all of the following:

          (a) the following documents shall have been deposited with the Company's escrow agent for this Offering ("Escrow Agent"): the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (executed by the Company), the Opinion of Counsel, substantially in the form attached hereto as Exhibit C (signed by Company's counsel), and the Certificate of Designation, substantially in the form attached hereto as Exhibit A (together with evidence showing that it has been filed with the Secretary of State of Delaware);

          (b) the Company's Common Stock shall be listed for and actively trading on the Nasdaq-Small Cap Market;

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          (c) other than losses described in the Risk Factors and Recent
          Developments as set forth in Section 2.2.4 below there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents (defined below in Section 4.2), including but not limited to incurring material liabilities;

          (d) the representations and warranties of the Company are true and correct in all material respects on the Closing date as if made on such date, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Escrow Agent;

          (e) the Minimum Amount and corresponding subscription agreements accepted by the Company have been received by the Escrow Agent; and

          (f) the Company shall have reserved for issuance upon conversion of the Preferred Stock a sufficient number of shares of Common Stock which number of shares shall initially be equal to Six Million (6,000,000) shares.

     2. Representations and Warranties of the Subscriber. Subscriber hereby represents and warrants to the Company as follows:

          2.1 Accredited Investor. Subscriber hereby represents and warrants to the Company that it is an accredited investor, as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in Section 10 of this Agreement.

          2.2 Investment Experience; Access to Information; Independent Investigation.

          2.2.1 Access to Information. The Subscriber or his professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this offering, the Company and its business and prospects, and to obtain any additional information which the Subscriber or his professional advisor deems necessary to verify the accuracy of the information received.

          2.2.2 Reliance on Own Advisors. The Subscriber has relied completely on the advice of, or has consulted with, his own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of
Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 2.2.4 below). The foregoing, however, does not limit or modify the subscriber's right to rely upon representations and warranties of the Company in Section 4 of this Agreement.

          2.2.3 Capability to Evaluate. The Subscriber has such knowledge and experience in financial and business matters so as to enable such Subscriber to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 2.2.4 below).

          2.2.4 Disclosure Documents. The Subscriber, in making its investment decision to subscribe for the Securities hereunder, represents that (a) it has received and had an opportunity to review (i) the Company's Annual Report on Form 10-KSB / A-3 for the year ended December 31, 1995, (ii) the Company's quarterly report on Form 10-QSB filed with the

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Commission for the quarter ending March 31, 1996, (iii) the Company's proxy statements for the Company's 1996 annual meeting and for the Company's special meeting of shareholders held on July 28, 1995, (iv) Risk Factors, attached as Exhibit D, (v) Capitalization Schedule, attached as Exhibit E, (vi) Use of Proceeds, attached as Exhibit F, and (vii) Recent Developments and Tax Considerations, attached as Exhibit G, (b) it has read, reviewed, and relied solely on the documents described in (a) above, the Company's representations and warranties and other information in this Subscription Agreement, including the Exhibits, any other written information prepared by the Company which has been specifically provided to the Subscriber in connection with this Offering (together, the "Disclosure Documents"), and an independent investigation made by it and its representatives, if any; (c) it has, prior to the date of this Subscription Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's filings under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those referred to in
Section 4 or otherwise contained in the Disclosure Documents or incorporated herein or therein. The foregoing, however, does not limit or modify the Subscriber's right to rely upon representations and warranties of the Company in
Section 4 of this Agreement. Also, the Company has not relied on statements made in the analyst report dated July 8, 1996 sent to Subscriber by Placement Agent.

          2.2.5 Investment Experience; Fend for Self. Subscriber has substantial experience in investing in securities and has made investments in securities other than those of the Company. Subscriber acknowledges that it is able to fend for itself in the transaction contemplated by this Agreement, that it has the ability to bear the economic risk of its investment pursuant to this Agreement and that it is an "Accredited Investor" by virtue of the fact that it meets the Subscriber qualification standards set forth in Section 2.1 above. Subscriber has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

          2.3  Exempt Offering Under Regulation D.

          2.3.1 Investment; No Distribution. The Subscriber is acquiring the Securities solely for the Subscriber's own account for investment purposes as a principal and not with a view to immediate resale or distribution of all or any part thereof. The Subscriber is aware that there are legal and practical limits on the Subscriber's ability to sell or dispose of the Securities and, therefore, that the Subscriber must bear the economic risk of the investment for an indefinite period of time and has adequate means of providing for the Subscriber's current needs and possible personal contingencies and has need for only limited liquidity of this investment. The Subscriber's commitment to illiquid investments is reasonable in relation to the Subscriber's net worth.

          2.3.2 No General Solicitation. The Securities were not offered to the Subscriber through, and the Subscriber is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          2.3.3 Restricted Securities. Subscriber understands that the Preferred Stock is, and the Conversion Shares will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption

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therefrom. In this connection, Subscriber represents that it is familiar with
Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          2.3.4 Disposition. Without in any way limiting the representations set forth above, Subscriber further agrees not to make any disposition of all or any portion of the Securities unless and until:

               (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Subscriber shall have notified the Company in advance of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          2.4  Due Authorization.

          2.4.1 Authority. The Subscriber, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which the Subscriber is executing this Subscription Agreement. The Subscriber has reached the age of majority (if an individual) according to the laws of the state in which he resides, has adequate means for providing for his current needs and personal contingencies, is able to bear the economic risk of his investment in the Securities for an indefinite period of time and could afford a complete loss of such investment. The Subscriber's commitment to illiquid investments is reasonable in relation to the Subscriber's net worth.

          2.4.2 Due Authorization. If the Subscriber is a corporation, the Subscriber is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Securities to be purchased by it and to execute and deliver this Subscription Agreement.

          2.4.3 Partnerships. If the Subscriber is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners in the Subscriber (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

          2.4.4 Representatives. If the Subscriber is purchasing in a representative or fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the Subscriber is so purchasing.

               3.  Acknowledgments    The Subscriber is aware that:

          3.1 Risks of Investment. The Subscriber recognizes that investment in the Company involves substantial risks, including the potential loss of the Subscriber's entire

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investment herein. The Subscriber recognizes that this Agreement and the exhibits hereto do not purport to contain all the information which would be contained in a registration statement under the Act;

          3.2 No Government Approval. No federal or state agency has passed upon the securities or made any finding or determination as to the fairness of this transaction;

          3.3 No Registration. The securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged, assigned or otherwise disposed of in the absence of an effective registration statement for the Securities and any component thereof under the Act or unless an exemption from such registration is available;

          3.4 Restrictions on Transfer. The Subscriber will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

          3.5 No Assurances of Registration. There can be no assurance that any registration statement will become effective at the scheduled time. Therefore, the Subscriber may bear the economic risk of the Subscriber's investment for an indefinite period of time.

          3.6 Exempt Transaction. The Subscriber understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of the Subscriber to acquire such Securities.

          3.7 Legends. It is understood that the certificates evidencing the Preferred Stock and the Conversion Shares shall bear the following legend (prior to registration as provided in Section 5.1):

          "The securities represented hereby have not been registered under the Securities Act of 1933, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

     4. Representations and Warranties of the Company The Company hereby makes the following representations and warranties to the Subscribers (which shall be true at the signing of this Agreement, as of Closing, and as of any such later date as contemplated hereunder) and agrees with the Subscribers that:

          4.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission ("SEC"), or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents.

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     4.2 Corporate Condition. The Company's condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. There have been no material adverse changes to the Company's business, financial condition, or prospects since the date of such reports. The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), and fairly present the consolidated financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the period then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or, to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.

     4.3 Authorization. Except for the filing of the Certificate of Designation, all corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Preferred Stock being sold hereunder and issuance (and reservation for issuance) of the Conversion Shares have been taken, and this Agreement, the Certificate of Designation, and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. Company has obtained all consents and approvals required for it to execute, deliver and perform this Agreement.

     4.4 Valid Issuance of Preferred Stock and Common Stock. The Preferred Stock, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of the Subscriber in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Common Stock issuable upon conversion of the Preferred Stock when issued in accordance with the terms of the Certificate of Designation shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Subscriber of the Preferred Stock, will be issued in compliance with all applicable U.S. federal and state securities laws. The Preferred Stock and the Conversion Shares will be issued free of any preemptive rights. The Company currently has Six Million (6,000,000) Conversion Shares reserved for issuance upon conversion of the Preferred Stock.

     4.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws as amended and in effect on and as of the date of the Agreement or of any material provision of any material instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse affect on the Company's business or prospects, except as described in the Disclosure Documents. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of

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time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

          4.6 Reporting Company. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required by the Exchange Act since June 30, 1995. The Company undertakes to furnish the Subscriber with copies of such reports as may be reasonably requested by the Subscriber prior to consummation of this Offering and thereafter as long as the Subscriber holds the Securities.

          4.7 Capitalization. The capitalization of the Company as of June 30, 1996, is, and the capitalization as of the Closing, after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this offering, will be, as set forth in the capitalization statement and the pro-forma capitalization statement of the Company set forth in Exhibit E.

          4.8 Intellectual Property. The Company has valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. Company has been granted licenses, know-how, technology and/or other
intellectual property necessary to the conduct of its business.   To the best of
Company's knowledge, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's
intellectual property rights.   There are no restrictions in any agreements,
licenses, franchises, or other instruments which preclude the Company from engaging in its business as presently conducted.

          4.9 Use of Proceeds. As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth as Exhibit F hereto. These purposes and amounts are estimates and are subject to change without notice to any Subscriber.

          4.10 No Rights of Participation. No person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

          4.11 Representations Correct. The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive the Closing and the issuance of the shares of Preferred Stock.

          4.12 Termination Date of Offering. In no event shall the last closing ("Last Closing") of a sale and purchase of a Preferred Stock occur later than July 31, 1996, which date can be extended by up to ten (10) days upon written approval by the Company and Placement Agent.

          4.13 Underwriter's Fees and Rights of First Refusal. The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Placement Agent in connection with this Offering.

     5.   Covenants of the Company

          5.1  Independent Auditors.  The Company shall, until at least  three
(3) years after the date of the Last Closing, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

          5.2 Corporate Existence and Taxes. The Company shall, until at least the later of the date that is three (3) years after the date of the Last Closing or the conversion or redemption of all of the Preferred Stock purchased pursuant to this Agreement maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Preferred Stock and has Common Stock listed for trading on a stock exchange or on Nasdaq and is a "Reporting Issuer") and shall pay all its taxes when due except for taxes which the Company disputes.

          5.3 Registration Rights. The Company will enter into a registration rights agreement covering the resale of the Conversion Shares substantially in the form of the Registration Rights Agreement attached as Exhibit B)

          5.4 Notification of Final Closing Date by Company. Within five (5) business days after the Last Closing, the Company shall notify the Subscriber in writing that the Last Closing has occurred, the date of the Last Closing, the dates that the subscribers are entitled to convert the respective portions of their Preferred Stock, the value of the Fixed Conversion Price, as that term is defined in the Certificate of Designation, and the name and telephone number of an administrative contact person at the Company whom the Subscriber may contact regarding information related to conversion of the Preferred Stock and/or advance notice of redemption as contemplated by the Certificate of Designation.

          5.5 Filing of S-3 Registration Statement. The Company shall, within 20 days of the Last Closing, file a registration statement ("Registration Statement") on Form S-3 (or other suitable form, at the Company's discretion but subject to the reasonable approval of the Subscribers) with the SEC, covering the resale of the Conversion Shares issuable to all Subscribers in this Offering. The Company shall, within 30 days of the Last Closing, send a copy of the Registration Statement to the Subscribers. Such Registration Statement shall initially cover a number of Conversion Shares equal to at least Six Million (6,000,000) shares of Common Stock. The Company shall use best efforts to have the Registration Statement declared effective as soon as possible. The rights of the holders of Common Stock and Warrant Shares to have their securities registered under the Registration Statement are set forth in the Registration Rights Agreement ("Registration Rights Agreement"), attached hereto as Exhibit B. If the Registration Statement (as defined in the Registration Rights Agreement) is not declared effective within 90 days after the last Closing, Company shall pay the Subscribers an amount equal to two percent (2%) per month of the aggregate amount of Preferred Stock sold to Subscriber in the Offering, compounded monthly and accruing daily until the Registration Statement or a registration statement filed pursuant to Section 3 or Section 4 of the Registration Rights Agreement is declared effective (the "Late Registration Payment"), payable in Common Stock, as follows:

     Upon conversion of each share of Preferred Stock, the numerator of the Conversion Rate formula (which formula is set forth in Section 5(a) of the Certificate of Designation) shall be increased by the amount of the Late Registration Payment attributable to such share, as set forth below:

        = Late Registration Payment + [(.08)(N/365)($10,000)] + $10,000
        ---------------------------------------------------------------
                               Conversion Price

Such common stock shall also be deemed "Registrable Securities" as defined in the Registration Rights Agreement. The Company covenants to use best efforts to remain eligible to use form S-3 for the registration required by this Section
5.1 during all applicable times contemplated by this Agreement.

          5.6  Capital Raising Limitations; Rights of First Refusal.

          5.6.1 Capital Raising Limitations. The Company shall not issue any debt or equity securities for cash in private capital raising transactions ("Future Offerings") for a period beginning on the date hereof and ending one hundred twenty (120) days after the Last Closing without obtaining the prior written approval of Subscribers holding a majority of the purchase price of Preferred Stock then outstanding.

          5.6.2 Subscriber's180 Day Right of First Refusal. The Company will not conduct any Future Offerings for a period beginning on the date hereof and ending one hundred eighty (180) days after the Last Closing without delivering to the Subscriber, at least seven (7) days prior to the closing of such issuance, written notice describing the proposed issuance and the terms upon which such securities are being issued, and providing the Subscriber the option during such seven (7) day period to purchase the securities being offered in the Future Offerings on the same terms as contemplated by such Future Offerings and in the amount set forth below (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "Capital Raising Limitation").

          5.6.3 Amount of Subscriber's Right of First Refusal. The amount of securities which a Subscriber is entitled to purchase in such a Future Offering shall be a number obtained by multiplying the aggregate amount of securities being offered in the Future Offering by a fraction, the numerator of which is the purchase price of the Preferred Stock purchased by the Subscriber pursuant to this Agreement and the denominator of which is the aggregate dollar amount of Preferred Stock placed in this Offering.

          5.6.4 Exceptions to the Capital Raising Limitation. The Capital Raising Limitation shall not apply to any transaction involving the Company's commercial banking arrangements or issuances of securities in connection with a merger, consolidation or purchase or sale of assets, or in connection with or as part of the same transaction as a joint venture or other acquisition or disposition of a business, a product or a license by the Company or exercise of options by employees, consultants or directors or any transaction with a strategic corporate partner. The Capital Raising Limitation also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of June 30, 1996, or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option, or restricted stock plan. Additionally, the Capital Raising Limitation shall not apply to any public offerings undertaken by the Company or to any offerings of debt or equity securities to Wolfensohn Partners L.P. or its affiliates.

          5.7 Financial 10-K Statements, Etc. and Current Reports on Form 8-K. The Company shall provide Subscriber with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on form 8-K for as long as the Preferred Stock may remain outstanding.

          5.8 Opinion of Counsel. Subscribers shall, upon purchase of the Preferred Stock pursuant to this Agreement, receive an opinion letter from Baker & Botts, LLP, counsel to the Company, to the effect that (i) the Company is duly incorporated and validly existing; (ii) this Agreement, the issuance of the Preferred Stock, and the issuance of the Conversion Shares upon conversion of the Preferred Stock have been duly approved by all required corporate action, and that all such securities, upon due issuance, shall be validly issued fully paid and non-assessable; (iii) this Agreement, the Registration Rights Agreement, and the Escrow Agreement are valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability of the indemnification provisions may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance and other equitable remedies; and (iv) based upon the representation and acknowledgments of the Subscribers contained in Sections 2 and 3 hereof, the Preferred Stock has been, and the Conversion Shares will be, issued in a transaction that is exempt from the registration requirements of the Securities Act and applicable state securities laws; and (v) the Conversion Shares are authorized for listing on the Nasdaq Small Cap Market subject to notice of issuance.

          5.9 Payments for Late Conversion or Failure to Reserve Authorized but Unissued Common.

          (a) Payments for Late Conversion. As set forth in the Certificate of Designation, the Company shall use its best efforts to issue and surrender to a common courier, within two (2) business days, and shall in any event issue and surrender to a common courier, within three (3) business days (the "Deadline") after the Subscriber has fulfilled all conditions and delivered all necessary documents duly executed and in proper form, required for conversion, including the original certificate(s) representing the Preferred Stock to be converted, all in accordance with the subscription documents (or, in the case of lost or stolen certificates, after provision of security or indemnification) , a certificate or certificates for the number of Conversion Shares to which the holder of Preferred Stock ("Holder") shall be entitled as upon submission of a notice of conversion, for overnight or two (2) day delivery to such Holder at the address of the stockholder records on the books of the Company. The Company understands that a delay in the issuance of the Conversion Shares beyond the Deadline could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay Holder for late issuance of Conversion Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond the Deadline):

                                           Late Payment
                                       For Each Preferred
          No. Business Days Late      Share Being Converted
          ----------------------      ---------------------
          1                           $ 50
          2                           $100
          3                           $150
          4                           $200
          5                           $250
          6                           $300
          7                           $350
          8                           $400
          9                           $450
          10                          $500
         >10                          $500 + $100 for each
                                             Business Day Late beyond 10 days

          To the extent that the failure of the Company to issue the Conversion Shares pursuant to this Section 5.9 is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of Section 5.9(a) shall not apply but instead the provisions of Section 5.9(b) shall apply.

          The Company shall pay any late payments to Holder incurred under this Section by check within seven (7) business days from the date of issuance of Conversion Shares. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares to the Subscriber in accordance with the terms of the Certificate of Designation.

          (b) Payments for Failure to Reserve Authorized but Unissued Common. If, at any time a Holder or Holders of Preferred Stock submit a Notice of Conversion (as defined in the Certificate of Designation) and the Company does not have sufficient authorized but unissued Conversion Shares available to effect, in full, a conversion of the Preferred Stock under Section 5 of the Certificate of Designation (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to such Holder(s), pro rata, all of the Conversion Shares which are available, and the Notice of Conversion as to any shares of Preferred Stock requested to be converted but not converted (the "Unconverted Preferred Conversion Shares") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all Holders of outstanding Preferred Stock, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two (2) day courier). No Holder may submit a Notice of Conversion after receipt of a Notice of Conversion Default until the date additional Conversion Shares are authorized by the Company. The Company will use best efforts to authorize an appropriate number of additional Conversion Shares as soon as practicable.

          If the Company is unable to cure the Conversion Default within 75 days, then the Company agrees to pay to all Holders of outstanding Preferred Stock payment ("Conversion Default Payments") for a Conversion Default in the amount of (N/365) X .24 X the initial issuance price of the outstanding Preferred Stock held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of Conversion Shares to effect conversion of all remaining shares of Preferred Stock. The Company shall send notice ("Authorization Notice") via facsimile, with a copy by overnight or two (2) day courier, to all Holders of outstanding Preferred Stock that additional Conversion Shares have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Holder's option, payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to each Holder of outstanding Preferred Stock by the fifth (5th) day of the following calendar month or (ii) in the event Holder elects to take such payment in stock, the Holder may convert such payment amount into Common Stock at the Conversion Rate at anytime after the fifth (5th) day of the calendar month following the month the Authorization Notice was received, until the automatic conversion date set forth in the Certificate of Designation.

          Nothing herein shall limit Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

          5.10 Removal of Legend Upon Conversion. The legends will be removed from the Common Stock upon conversion, assuming that, at the time of such conversion, either (i) the Registration Statement is effective or (ii) the shares of Common Stock are eligible for resale under Rule 144, without volume limitations. The Subscriber agrees that it will only sell such shares of

Common Stock pursuant to the Registration Statement or an available exemption and agrees to deliver a prospectus in connection with any sale made pursuant to the Registration Statement.

          5.11 Listing. The Company shall use its best efforts to maintain the listing of the shares of Common Stock on Nasdaq-Small Cap Market or National Market System or another national securities exchange or quotation system.

     6.   Subscriber Covenant/Miscellaneous

          6.1 Representations and Warranties Survive the Closing; Severability. The Subscriber's and the Company's representations and warranties shall survive the closing of the transaction notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Subscriber may assign its rights hereunder, in connection with any private sale of the Preferred Stock of such Subscriber, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement.

          6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without respect to conflict of laws.

          6.4 Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

          6.5 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

          6.6 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by two (2) day courier), addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

          6.7 Expenses. Each of the Company and the Subscriber shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

          6.8 Entire Agreement; Written Amendments Required. This Agreement, the Certificate of Designation, the Preferred Stock certificates, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     7.   Subscription and Wiring Instructions; Irrevocability.

          7.1  Subscription

          (a) Wire transfer of Subscription Funds. Subscriber shall send its signed Subscription Agreement by facsimile to Placement Agent at (770) 640-7150, and send its subscription funds by wire transfer, to the Escrow Agent as follows:

               First Union National Bank
               ABA No. 053000219
               Account No. 465946/Trust Ledger
               ATTN:  Claire Moore
               Reference:
               Acct Name:  Lasertechnics, Inc./Swartz Investments, LLC
               Ref:  Subscriber's Name
               A/C: 3072233513
               Contact:  Nicole Stefanini
               Telephone No.:  (404) 827-7326

               SWIFT Code: FUNBUS33

          (b) Irrevocable Subscription. The Subscriber hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by the Subscriber, that this Agreement is irrevocable and that the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Subscriber and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Subscription Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns. Notwithstanding the foregoing, (i) if the Disclosure Documents are discovered prior to Closing to contain statements which are materially inaccurate, or omit statements of material fact, the Subscriber may revoke or cancel this Agreement, or (ii) if the Subscriber executes this Agreement prior to receiving the Recent Developments, Subscriber may revoke or cancel this Agreement within forty-eight (48) hours of receiving the Recent Developments.

          (c) Company's Right to Reject Subscription. The Subscriber understands that this Subscription Agreement is not binding on the Company until the Company accepts it. This Agreement shall be accepted by the Company when the Company countersigns this Agreement. The Subscriber hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of the Subscriber, in whole or in part, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, the Company will promptly return any rejected payments and (if rejected in whole) copies of all executed subscription documents (including without limitation this Agreement) to Subscriber (with any earned interest).

          7.2 Acceptance of Subscription. In the case of acceptance of the Subscriber's subscription, ownership of the number of securities being purchased hereby will pass to the Subscriber upon the Closing.

          7.3 Subscriber to Forward Original Signed Subscription Agreement to Company. Subscriber agrees to courier to Company his, her or its original inked signed Subscription Agreement within two (2) days after faxing said signed agreement to Placement Agent.

     8.   Indemnification.

     The Company agrees to indemnify and hold harmless Subscriber and Placement Agent and each of their officers, directors, employees and agents, and each person who controls Subscriber or Placement Agent within the meaning of the Act or the Exchange Act (each, a "Subscriber Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed arising from or due to any untrue statement of a material fact or the omission to state any material fact required to be stated in order to make the statements not misleading in any representation or warranty made by the Company contained in this Agreement or in any statements contained in the Disclosure Documents.

     The Subscriber agrees to indemnify and hold harmless Company and Placement Agent and each of their officers, directors, employees and agents, and each person who controls Company or Placement Agent within the meaning of the Act or the Exchange Act (each, a "Company Indemnified Party") (a Subscriber Indemnified Party or a Company Indemnified Party may be hereinafter referred to singularly as "Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed arising from or due to any untrue statement of a material fact or the omission to state any material fact required to be stated in order to make the statements not misleading in any representation or warranty made by the Subscriber contained in this Agreement.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 18, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Company, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 18, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this
Section 18 to the extent it is prejudicial.

     9.   Certain Additional Legends and Information.

FOR FLORIDA RESIDENTS:

          THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH SUBSCRIBER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

FOR MAINE RESIDENTS:

          THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10502(2)(R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

FOR PENNSYLVANIA RESIDENTS:

     EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE MONTHS AFTER THE DATE OF PURCHASE UNLESS SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE.
UNDER PROVISION OF THE PENNSYLVANIA SECURITIES ACT OF 1972 (THE "1972 ACT"), EACH PENNSYLVANIA RESIDENT SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY, TO THE SELLER, UNDERWRITER (IF ANY) OR ANY PERSON, WITHIN TWO (2) BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE SELLING AGENT AT THE ADDRESS SET FORTH IN THE TEXT OF THE MEMORANDUM, INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. ITS IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE, TO THE SELLING AGENT AT THE NUMBER LISTED IN THE TEXT OF THE MEMORANDUM) A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR NEW HAMPSHIRE RESIDENTS:

          NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

[INTENTIONALLY LEFT BLANK]

     10. Number of Shares and Purchase Price. Subscriber subscribes for _________ shares of Preferred Stock (in the amount of $10,000 per Share) against payment by wire transfer in the amount of $___________________ ("Purchase Price").

     11.  Accredited Investor.  The Subscriber is (check applicable box):

     (a) [ ] a corporation, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (b) [ ] any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

     (c)  [  ] an individual, who

          [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

          [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

          [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (d) [ ] an entity each equity owner of which is an entity described in a-b above or is an individual who could check one (1) of the last three (3) boxes under subparagraph (c) above.

     (e)  [  ] other [specify] _________________________________________

   The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

   IN WITNESS WHEREOF, the undersigned Subscriber does represent and certify under penalty of perjury that the foregoing statements are true and correct and that he has (they have) by the following signature(s) executed this Agreement.


Dated this _____ day of __________, 1996.



____________________________________    ______________________________________
         Your Signature                 PRINT EXACT NAME IN WHICH YOU WANT
                                        THE SECURITIES TO BE REGISTERED

____________________________________    DELIVERY INSTRUCTIONS:
Name: Please Print                      ----------------------
                                        Please type or print address where your
                                        security is to be delivered

____________________________________    ATTN.:________________________________
Title/Representative Capacity
(if applicable)

____________________________________    ______________________________________
Name of Company You Represent           Street Address
(if applicable)

____________________________________    ______________________________________
Place of Execution of this Agreement    City, State or Province, Country,
                                        Offshore Postal Code

                                        ______________________________________
                                        Phone Number (For Federal Express) and
                                        Fax Number (re: Notice)

   THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE ____ DAY OF ______________, 1996.



                  LASERTECHNICS, INC.

                  By:________________________________
                  Name:______________________________
                  Title:_______________________________

                       NOTICE OF CONVERSION [AND RESALE]

                   (To be Executed by the Registered Holder in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert _____________ shares of Series D Preferred Stock, represented by stock certificate No(s). ________________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Lasertechnics, Inc. (the "Company") according to the conditions of the Certificate of Designation of Series D Preferred Stock, as of the date written below [in connection with the resale of the underlying Common Stock]. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each of the Preferred Stock Certificates being converted is attached hereto.


                                    Date of Conversion:_________________



                                    Applicable Conversion Price:___________


                                    Number of Shares of
                                    Common Stock to be Issued:____________


                                    Signature:__________________________


                                    Name:_____________________________


                                    Address: ___________________________


* No shares of Common Stock will be issued until the original Series D Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Company or its Transfer Agent. The Holder shall (i) fax, on or prior to 8:00 p.m., New York City time, on the date of conversion, a copy of this completed and fully executed Notice of Conversion to the Company at the office of the Company or its designated Transfer Agent for the Series D Preferred Stock that the Holder elects to convert and (ii) surrender, to a common courier for either overnight or two (2) day delivery to the office of the Company or the Transfer Agent, the original Series D Preferred Stock Certificate(s) representing the Series D Preferred Stock being converted, duly endorsed for transfer. The Company or its Transfer Agent shall use its best efforts to issue shares of Common Stock and surrender them to a common courier for delivery to the shareholder within two (2) business days and shall in any event issue and surrender to a common courier within three (3) business days following receipt of a facsimile of this Notice of Conversion and receipt by the Company or its Transfer Agent of the original Series D Preferred Stock Certificate(s) to be converted, all in accordance with the terms of the Certificate of Designation and the Subscription Agreement, and shall make payments for the number of business days such issuance and delivery is late, pursuant to the terms of the Subscription Agreement.